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                                                      EXHIBIT 11

                              WOOLWORTH CORPORATION

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                     (in millions, except per share amounts)
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
(Unaudited)                                                                                    Thirteen weeks ended
                                                                                               --------------------
                                                                                              April 27,        April 29,
                                                                                                 1996            1995
                                                                                             -----------      ----------
FINANCIAL STATEMENT PRESENTATION

Weighted-average number of common shares outstanding                                            133.1             132.5
                                                                                              =======           =======

Net loss                                                                                      $   (22)          $   (80)
Less:  Preferred dividends                                                                       --                --
                                                                                              -------           -------
Net loss applicable to common shares                                                          $   (22)          $   (80)
                                                                                              =======           =======

Net loss per share of common stock                                                            $ (0.17)          $ (0.60)
                                                                                              =======           =======


PRIMARY(1)

Weighted-average number of common shares
  outstanding and common share equivalents                                                      133.1             132.5
                                                                                              =======           =======

Net loss applicable to common shares                                                          $   (22)          $   (80)
                                                                                              =======           =======

Primary net income (loss) per share of common stock                                           $ (0.17)          $ (0.60)
                                                                                              =======           =======


FULLY DILUTED (1) (2)

Weighted-average number of common shares outstanding
  and fully diluted common share equivalents                                                    133.6             132.6
Assumed conversion of preferred stock                                                             0.5               0.6
                                                                                              -------           -------
Adjusted weighted-average number of  common
  shares and common share equivalents                                                           134.1             133.2
                                                                                              =======           =======

Net loss applicable to common shares                                                          $   (22)          $   (80)
                                                                                              =======           =======

Fully diluted net loss per share of common stock                                              $ (0.16)          $ (0.60)
                                                                                              =======           =======
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(1)      This calculation is submitted in accordance with Securities Exchange
         Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted for the 1996 and 1995 losses in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.